North Valley Bancorp Reports Increased Third Quarter Earnings

REDDING, CA -- 10/24/2006 -- North Valley Bancorp (NASDAQ: NOVB) today reported net income for the third quarter of 2006 of $2,919,000, a 20.0% increase from $2,433,000 recorded during the third quarter of 2005. Diluted earnings per share were $0.39, a 25.8% increase over the $0.31 for the same period in 2005. Net income for the nine months ended September 30, 2006 was $7,342,000, a 9.9% increase compared to $6,679,000 recorded for the nine months ended September 30, 2005. Diluted earnings per share increased 10.5% to $0.95 from the $0.86 recorded for the nine months ended September 30, 2005.

The increase in net income for the quarter was principally driven by a one time reduction in the Company's effective tax rate resulting from a change in our estimate of the effective tax rate for 2006. Following the filing of the Company's 2005 tax returns during the third quarter, we determined that our estimated tax rate to be applied to 2006 net income should be reduced to reflect greater California jobs credits and a lowering of the expected Federal statutory rate on the Company's taxable income in 2006. These changes reduced our third quarter tax provision by approximately $456,000, and reduced our effective tax rate for the year to 29.0% from 33.3% at June 30, 2006.

Key Financial Highlights...

--  Loan growth at 9.2%, year-over-year.
--  Net interest margin (tax equivalent basis) was 5.28% compared to 5.23%
    for third quarter 2005 and 5.52% for the linked quarter.
--  Nonperforming loans were 0.11% of total loans at September 30, 2006.
--  For the third quarter of 2006: Return on Average Equity was 16.49%;
    Return on Average Tangible Equity was 22.28%; Return on Average Assets was
    1.28%.

The third quarter net income of $2,919,000, or $0.39 per diluted share, represents an increase in net income of $486,000, or 20.0%, and an increase in diluted earnings per share of 25.8%, compared to the same period in 2005. The increase in net income for the third quarter of 2006 was driven by an increase in net interest income of $126,000, or 1.2%, to $10,510,000 over net interest income of $10,384,000 in the third quarter of 2005, an increase in noninterest income of $531,000, or 17.3% for the same period, and a decrease in provision for income taxes of $439,000 due to the changes described above. The increases were partially offset by an increase in noninterest expense of $335,000 or 3.5%, to $9,859,000 over noninterest expense of $9,524,000 in the third quarter of 2005 and an increase in provision for loan and lease losses of $275,000.

Net interest income, which represents the Company's largest component of revenues and is the difference between interest earned on loans and investments and interest paid on deposits and borrowings, increased $126,000, or 1.2%, for the quarter ended September 30, 2006 compared to the same period in 2005. This was due to an increase in interest income of $1,541,000, or 11.9%, which was mostly offset by an increase in interest expense of $1,415,000. The increase in interest income was due to total average outstanding loans increasing from $603,103,000 in the third quarter of 2005 to $651,367,000 in the same period this year. This represents an increase of $48,264,000, or 8.0%. The Company's net interest margin for the quarter ended September 30, 2006 was 5.28%, which represents margin expansion of 5 basis points ("bps") over the net interest margin of 5.23% reported for the third quarter of 2005, but contraction of 24 bps from 5.52% for the linked quarter. Average yields on earning assets increased 73 bps to 7.27% for the third quarter of 2006 and the average rate paid on interest-bearing liabilities increased by 87 bps to 2.50% from the third quarter of 2005. The increase in asset yields was primarily due to the increase in total loans relative to other earning assets coupled with an increase in average loan yields, which increased from 7.25% in 2005 to 7.86% in 2006. "Our net interest margin contracted 24 basis points from the linked quarter as our cost of funds incrementally increased more than our asset yields incrementally increased. Looking forward, we anticipate continued margin compression in the short term," commented Kevin Watson, Chief Financial Officer.

Noninterest income increased $531,000, or 17.3%, for the quarter ended September 30, 2006 compared to the quarter ended September 30, 2005. The increase was driven by an increase in service charges on deposits of $40,000, other fees and charges which increased $181,000, and a non-recurring gain on sale of bank property of $198,000. In addition, the Company is currently selling its fixed-rate mortgage production in order to maintain a loan portfolio with a shorter overall duration and recorded $171,000 in gains on mortgage loan sales in the third quarter of 2006. Noninterest income increased $1,431,000, or 17.9%, for the nine months ended September 30, 2006 compared to the same period in 2005, primarily due to increases in service charges on deposit accounts and other fees and charges of $801,000 and $396,000, respectively, as well as the gain on sale of property described above.

Noninterest expense totaled $9,859,000 for the quarter ended September 30, 2006 compared to $9,524,000 for the same period in 2005, which is an increase of $335,000 or 3.5%. Salaries and benefits increased by $412,000, or 8.2%, over the third quarter of 2005. Occupancy expense increased from $666,000 in the third quarter of 2005 to $772,000 in the same period in 2006, while other expenses decreased from $3,323,000 in 2005 to $3,147,000 in 2006. Noninterest expense totaled $29,755,000 for the nine months ended September 30, 2006, an increase of $2,334,000, or 8.5%, from $27,421,000 for the same period in 2005. The increase for the nine months ended September 30, 2006 was primarily due to an increase in salaries and employee benefits of $2,089,000 primarily resulting from the Company's continued investment in lending teams in higher growth markets, most notably Sonoma and Placer Counties.

The Company recorded a provision for loan and lease losses for the quarter ended September 30, 2006 of $555,000, an increase of $275,000 compared to the $280,000 recorded for the quarter ended September 30, 2005. The provision for loan and lease losses of $925,000 was recorded for the nine months ended September 30, 2006 an increase from the $730,000 for the same period in 2005. The increase in provision for loan and lease losses reflected continued growth in the Company's loan portfolio and management's concern for current economic uncertainty.

The provision for income taxes for the quarter ended September 30, 2006 was $775,000, resulting in an effective tax rate of 21.0%, compared to $1,214,000, or an effective tax rate of 33.3%, for the same period in 2005. The decrease is due to the change in estimate for the provision for taxes as described above. We expect the effective tax rate for the year to be approximately 29% - 30%.

The loan portfolio increased 9.2% from a year ago to $666,148,000 outstanding at September 30, 2006. Year-over-year and year-to-date loan growth at September 30, 2006 was $55,952,000 and $41,636,000, respectively. The majority of the loan growth was in Commercial loans and Real Estate Construction loans generated out of our new Business Banking centers in Roseville and Santa Rosa which reflects the benefit of expanding into these new markets.

Nonperforming loans (defined as nonaccrual loans and loans 90 days or more past due and still accruing interest) decreased $270,000 to $727,000, or 0.11% of total loans, at September 30, 2006 from $997,000, or 0.16% of total loans, at September 30, 2005. The allowance for loan and lease losses at September 30, 2006 was $8,853,000, or 1.33% of total loans, compared to $7,715,000, or 1.26% of total loans, at September 30, 2005. The increase reflects growth in the loan portfolio and management's concern for current economic uncertainty in the real estate market and business conditions generally. Other Real Estate Owned at September 30, 2006 was $902,000, consisting of land originally purchased for branch expansion in Yolo County which management has listed for sale due to the acquisition of Yolo Community Bank.

Total deposits increased $9,551,000 at September 30, 2006 to $760,895,000 compared to $751,344,000 at September 30, 2005. The increase in deposits was concentrated in Time and Money Market accounts largely offset by the decrease in Interest Bearing Demand accounts. The Company continues to maintain a strong deposit mix with 26% in noninterest bearing demand deposits, 22% in interest bearing demand deposits, 28% in savings and money market accounts, and 24% in time deposits.

Summary

"The third quarter results reflected solid growth in loans, deposits and steady earnings. The investment in new markets over the past two years is now rewarding shareholders. We're committed to remaining disciplined in the management of noninterest expense," stated Mike Cushman, President and CEO.

North Valley Bancorp is a bank holding company headquartered in Redding, California. Its subsidiary, North Valley Bank ("NVB"), operates twenty-six commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers. North Valley Bancorp, through NVB, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, NVB engages in a full complement of lending activities including consumer, commercial and real estate loans. Additionally, NVB has SBA Preferred Lender status and provides investment services to its customers. Visit the Company's website address at www.novb.com for more information.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally, regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of the war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

                             NORTH VALLEY BANCORP
                  CONDENSED CONSOLIDATED FINANCIAL DATA
                                (Unaudited)
                          (Dollars in thousands)

                                           September  December   September
                                              30,        31,        30,
Balance Sheet Data                           2006       2005       2005
                                           ---------  ---------  ---------
Assets
  Cash and due from banks                  $  38,015  $  48,294  $  44,598
  Federal funds sold and other                   680      7,800      8,829
  Available-for-sale securities - at fair
   value                                     138,486    164,258    172,132
  Held-to-maturity securities - at
   amortized cost                                 82         91        126

  Loans and leases net of deferred loan
   fees                                      666,148    624,512    610,196
    Allowance for loan and lease losses       (8,853)    (7,864)    (7,715)
                                           ---------  ---------  ---------
    Net loans and leases                     657,295    616,648    602,481

  Premises and equipment, net                 14,081     14,946     15,676
  Other real estate owned                        902        902        902
  Goodwill and core deposit intangibles,
   net                                        17,236     17,690     17,981
  Accrued interest receivable and other
   assets                                     47,826     47,786     45,555
                                           ---------  ---------  ---------
Total assets                               $ 914,603  $ 918,415  $ 908,280
                                           =========  =========  =========

Liabilities and Shareholders' Equity
  Deposits:
    Demand, noninterest bearing            $ 195,490  $ 186,555  $ 193,989
    Demand, interest bearing                 164,336    194,735    195,328
    Savings and money market                 212,564    195,866    197,533
    Time                                     188,505    169,534    164,494
                                           ---------  ---------  ---------
        Total deposits                       760,895    746,690    751,344
  Other borrowed funds                        38,100     56,500     55,538
  Accrued interest payable and other
   liabilities                                10,784     11,463      9,234
  Subordinated debentures                     31,961     31,961     21,651
                                           ---------  ---------  ---------
Total liabilities                            841,740    846,614    837,767
  Shareholders' equity                        72,863     71,801     70,513
                                           ---------  ---------  ---------
Total liabilities and shareholders' equity $ 914,603  $ 918,415  $ 908,280
                                           =========  =========  =========

Asset Quality
  Nonaccrual loans and leases              $      24  $     686  $     696
  Loans and leases past due 90 days and
   accruing interest                             703         67        301
  Other real estate owned                        902        902        902
                                           ---------  ---------  ---------
    Total nonperforming assets             $   1,629  $   1,655  $   1,899
                                           =========  =========  =========

  Allowance for loan and lease losses to
   total loans                                  1.33%      1.26%      1.26%
  Allowance for loan and lease losses to
   NPL's                                     1217.74%   1044.36%    773.82%
  Allowance for loan and lease losses to
   NPA's                                      543.46%    475.17%    406.27%

                           NORTH VALLEY BANCORP
                  CONDENSED CONSOLIDATED FINANCIAL DATA
                                (Unaudited)
          (Dollars in thousands, except share and per share data)

                                    Three Months Ended
                                       September 30,
Statement of Income Data              2006      2005    $ Change  % Change
                                    --------- --------- --------  --------
Interest income
   Loans and leases (including
    fees)                           $  12,899 $  10,993 $  1,906      17.3%
   Investment securities                1,587     1,859     (272)    -14.6%
   Federal funds sold and other            20       113      (93)    -82.3%
                                    --------- --------- --------  --------
       Total interest income           14,506    12,965    1,541      11.9%
                                    --------- --------- --------  --------
Interest expense
   Interest on deposits                 2,782     1,651    1,131      68.5%
   Subordinated debentures                611       450      161      35.8%
   Other borrowings                       603       480      123      25.6%
                                    --------- --------- --------  --------
       Total interest expense           3,996     2,581    1,415      54.8%
                                    --------- --------- --------  --------
Net interest income                    10,510    10,384      126       1.2%
Provision for loan and lease losses       555       280      275      98.2%
                                    --------- --------- --------  --------
Net interest income after
 provision for loan and lease
 losses                                 9,955    10,104     (149)     -1.5%
                                    --------- --------- --------  --------

Noninterest income
   Service charges on deposit
    accounts                            1,723     1,683       40       2.4%
   Other fees and charges                 902       721      181      25.1%
   Other                                  973       663      310      46.8%
                                    --------- --------- --------  --------
       Total noninterest income         3,598     3,067      531      17.3%
                                    --------- --------- --------  --------

Noninterest expenses
   Salaries and employee benefits       5,407     4,995      412       8.2%
   Occupancy                              772       666      106      15.9%
   Furniture and equipment                533       540       (7)     -1.3%
   Other                                3,147     3,323     (176)     -5.3%
                                    --------- --------- --------  --------
       Total noninterest expenses       9,859     9,524      335       3.5%
                                    --------- --------- --------  --------
       Income before provision for
        income taxes                    3,694     3,647       47       1.3%
Provision for income taxes                775     1,214     (439)    -36.2%
                                    --------- --------- --------  --------
       Net income                   $   2,919 $   2,433 $    486      20.0%
                                    ========= ========= ========  ========

Common Share Data
  Earnings per share
     Basic                          $    0.40 $    0.33 $   0.07      21.2%
     Diluted                        $    0.39 $    0.31 $   0.08      25.8%

  Weighted average shares
   outstanding                      7,277,102 7,450,967
  Weighted average shares
   outstanding - diluted            7,530,447 7,809,184
  Book value per share              $   10.00 $    9.41
  Tangible book value               $    7.64 $    7.01
  Shares outstanding                7,285,283 7,492,999

                           NORTH VALLEY BANCORP
                  CONDENSED CONSOLIDATED FINANCIAL DATA
                                (Unaudited)
          (Dollars in thousands, except share and per share data)

                                     Nine Months Ended
                                       September 30,
Statement of Income Data              2006      2005    $ Change  % Change
                                    --------- --------- --------  --------
Interest income
   Loans and leases (including
    fees)                           $  36,862 $  30,699 $  6,163      20.1%
   Investment securities                5,085     5,855     (770)    -13.2%
   Federal funds sold and other           196       374     (178)    -47.6%
                                    --------- --------- --------  --------

       Total interest income           42,143    36,928    5,215      14.1%
                                    --------- --------- --------  --------
Interest expense
   Interest on deposits                 6,913     4,370    2,543      58.2%
   Subordinated debentures              1,843     1,272      571      44.9%
   Other borrowings                     1,789     1,236      553      44.7%
                                    --------- --------- --------  --------
       Total interest expense          10,545     6,878    3,667      53.3%
                                    --------- --------- --------  --------
Net interest income                    31,598    30,050    1,548       5.2%
Provision for loan and lease losses       925       730      195      26.7%
                                    --------- --------- --------  --------
Net interest income after
 provision for loan and lease
 losses                                30,673    29,320    1,353       4.6%
                                    --------- --------- --------  --------

Noninterest income
   Service charges on deposit
    accounts                            4,806     4,005      801      20.0%
   Other fees and charges               2,334     1,938      396      20.4%
   Other                                2,271     2,037      234      11.5%
                                    --------- --------- --------  --------
       Total noninterest income         9,411     7,980    1,431      17.9%
                                    --------- --------- --------  --------

Noninterest expenses
   Salaries and employee benefits      16,458    14,369    2,089      14.5%
   Occupancy                            2,255     1,985      270      13.6%
   Furniture and equipment              1,610     1,513       97       6.4%
   Other                                9,432     9,554     (122)     -1.3%
                                    --------- --------- --------  --------
       Total noninterest expenses      29,755    27,421    2,334       8.5%
                                    --------- --------- --------  --------
       Income before provision for
        income taxes                   10,329     9,879      450       4.6%
Provision for income taxes              2,987     3,200     (213)     -6.7%
                                    --------- --------- --------  --------
       Net income                   $   7,342 $   6,679 $    663       9.9%
                                    ========= ========= ========  ========

Common Share Data
  Earnings per share
     Basic                          $    0.99 $    0.90 $   0.09      10.0%
     Diluted                        $    0.95 $    0.86 $   0.09      10.5%

  Weighted average shares
   outstanding                      7,411,336 7,400,372
  Weighted average shares
   outstanding - diluted            7,691,507 7,794,230
  Book value per share              $   10.00 $    9.41
  Tangible book value               $    7.64 $    7.01
  Shares outstanding                7,285,283 7,492,999

                          NORTH VALLEY BANCORP
                  CONDENSED CONSOLIDATED FINANCIAL DATA
                                (Unaudited)
                          (Dollars in thousands)

                                    Three Months Ended   Nine Months Ended
                                       September 30,       September 30,
Selected Financial Ratios             2006      2005      2006      2005
                                    --------  --------  --------  --------
  Return on average total assets        1.28%     1.07%     1.09%     0.99%
  Return on average shareholders'
   equity                              16.49%    13.95%    13.75%    13.25%
  Net interest margin (tax
   equivalent basis)                    5.28%     5.23%     5.37%     5.15%
  Efficiency ratio                     69.88%    70.81%    72.56%    72.10%

Selected Average Balances
  Loans                             $651,367  $603,103  $634,837  $581,080
  Taxable investments                123,665   162,659   132,830   171,939
  Tax-exempt investments              22,504    23,919    23,121    24,900
  Federal funds sold and other         1,517    13,282     5,398    17,860
                                    --------  --------  --------  --------
    Total earning assets            $799,053  $802,963  $796,186  $795,779
                                    --------  --------  --------  --------
    Total assets                    $902,373  $905,291  $899,050  $898,314
                                    --------  --------  --------  --------

  Demand deposits - interest
   bearing                          $185,339  $195,290  $191,011  $195,389
  Savings and money market           180,273   198,882   179,297   204,047
  Time deposits                      183,363   155,959   175,399   155,605
  Other borrowings                    86,195    77,908    88,839    76,743
                                    --------  --------  --------  --------
    Total interest bearing
     liabilities                    $635,170  $628,039  $634,546  $631,784
                                    --------  --------  --------  --------
  Demand deposits - noninterest
   bearing                          $187,497  $198,501  $182,976  $187,063
                                    --------  --------  --------  --------
  Shareholders' equity              $ 70,210  $ 69,179  $ 71,397  $ 67,387
                                    --------  --------  --------  --------

                         NORTH VALLEY BANCORP
                  CONDENSED CONSOLIDATED FINANCIAL DATA
                                (Unaudited)
              (Dollars in thousands, except per share data)

                                              For the Quarter Ended
                                        -----------------------------------
                                       September   June    March   December
                                          2006     2006     2006     2005
                                        -------- -------- -------- --------
Interest income                         $ 14,506 $ 14,010 $ 13,627 $ 13,750
Interest expense                           3,996    3,315    3,234    2,825
                                        -------- -------- -------- --------
   Net interest income                    10,510   10,695   10,393   10,925
Provision for loan and lease losses          555      370        -      200
Noninterest income                         3,598    3,015    2,798    3,234
Noninterest expense                        9,859    9,880   10,016   10,171
                                        -------- -------- -------- --------
Income before provision for income taxes   3,694    3,460    3,175    3,788
Provision for income taxes                   775    1,166    1,046    1,318
                                        -------- -------- -------- --------
   Net Income                           $  2,919 $  2,294 $  2,129 $  2,470
                                        ======== ======== ======== ========
Earnings per share:
   Basic                                $   0.40 $   0.31 $   0.28 $   0.33
                                        ======== ======== ======== ========
   Diluted                              $   0.39 $   0.30 $   0.27 $   0.32
                                        ======== ======== ======== ========

For further information contact:
Michael J. Cushman
President & Chief Executive Officer
(530) 226-2900
Fax: (530) 221-4877

or

Kevin R. Watson
Executive Vice President & Chief Financial Officer
(530) 226-2900
Fax: (530) 221-4877